Exhibit 99.2

Apple Computer, Inc.

Q2 2006 Unaudited Summary Data

	Q1 2006 Actual		Q2 2005 Actual		Q2 2006 Actual		Sequential Change		Year/Year Change
Operating Segments	CPU Units K	Rev $M	CPU Units K	Rev $M	CPU Units K	Rev $M	Units	Revenue	Units	Revenue
Americas	515	$2,700	477	$1,443	494	$2,122	- 4%	- 21%	4%	47%
Europe	387	1,242	276	705	316	966	- 18%	- 22%	14%	37%
Japan	81	355	102	284	82	309	1%	- 13%	- 20%	9%
Retail	193	1,072	144	571	154	636	- 20%	- 41%	7%	11%
Other Segments (1)	78	380	71	240	66	326	- 15%	- 14%	- 7%	36%

Total Operating Segments	1,254	$5,749	1,070	$3,243	1,112	$4,359	- 11%	- 24%	4%	34%

							Sequential Change		Year/Year Change
	Units K	Rev $M	Units K	Rev $M	Units K	Rev $M	Units	Revenue	Units	Revenue

Product Summary
Desktops (2)	667	$912	608	$803	614	$833	- 8%	- 9%	1%	4%
Portables (3)	587	812	462	691	498	739	- 15%	- 9%	8%	7%
Subtotal CPUs	1,254	1,724	1,070	1,494	1,112	1,572	- 11%	- 9%	4%	5%

iPod	14,043	2,906	5,311	1,014	8,526	1,714	- 39%	- 41%	61%	69%
Other Music Related Products and Services (4)	NM	491	NM	216	NM	485	NM	- 1%	NM	125%
Peripherals and Other Hardware	NM	303	NM	280	NM	264	NM	- 13%	NM	- 6%
Software, Service and Other Sales	NM	325	NM	239	NM	324	NM	0%	NM	36%
Total Apple		$5,749		$3,243		$4,359		- 24%		34%

(1)   Other Segments include Asia Pacific and FileMaker.

(2)   Includes iMac, eMac, Mac mini, PowerMac and Xserve product lines.

(3)   Includes iBook, PowerBook and MacBook Pro product lines.

(4)   Consists of iTunes Music Store sales, iPod services, and Apple-branded and third-party iPod accessories.

NM: Not Meaningful